                           FIRST AMENDMENT AGREEMENT


     THIS FIRST AMENDMENT AGREEMENT (this "Amendment"), dated as of August 29, 1996, is among APPLIED POWER INC. (the "Company"), Applied Power Europe S.A. (f/k/a Applied Power Finance S.A.) ("APSA"), the Banks listed on the signature pages hereto, and Bank of America National Trust and Savings Association as Agent for the Banks;

                             W I T N E S S E T H :

     WHEREAS, the parties hereto are parties to that certain Multi-Currency Credit Agreement dated as of August 22, 1995 (the "Credit Agreement");

     WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

     Section 1. Credit Agreement Definitions. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

     Section 2. Amendments to Credit Agreement. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

     2.1  Amendment to Section 1.  The definition of "Termination Date" in
Section 1 of the Credit Agreement is amended by deleting the date "August 22, 2000" and inserting "August 22, 2001" therefor.

     2.2 Schedule 1.1. Schedule 1.1 of the Credit Agreement is deleted in its entirety and Schedule 1.1 to this Amendment is substituted therefore.

     2.3 Schedule 2.1. Schedule 2.1 to the Credit Agreement is deleted in its entirety and Schedule 2.1 to this Amendment is substituted therefore.

     Section 3. Representation and Warranties. In order to induce the Banks and the Agent to execute and deliver this

Amendment, each Borrower hereby represents and warrants to each Bank and to the Agent that:

          (a) No Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

          (b) the warranties of the Borrowers contained in Article V of the Credit Agreement are true and correct as of the date hereof, with the same effect as though made on such date; provided that with respect to clause
     (a) of Section 5.4 the references to August 31, 1994 therein shall instead be a reference to August 31, 1995 and the references to "May 31, 1995" therein shall instead be a reference to May 31, 1996.

     Section 4.  Conditions to Effectiveness.  The Amendment set forth in
Section 2 hereof shall become effective on the date (the "First Amendment Effective Date") when the Agent shall have received all of the following, each in form and substance satisfactory to the Agent:

          (a) twelve counterparts of this Amendment executed by all of the parties hereto;

          (b) a Bid Note issued by the Company to each Bank substantially in the form of Exhibit A attached hereto;

          (c) certified copies of resolutions of the Board of Directors of each Borrower authorizing the execution and delivery by such Borrower of its obligations under the Credit Agreement as amended by this Amendment;

          (d) a Certificate of the Secretary or Assistant Secretary of each Borrower certifying the names of the officer or officers authorized to sign this Amendment,



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
     together with a sample of the true signature of each such officer;

          (e) an opinion of Quarles & Brady in substantially the form delivered in connection with the initial closing of the Credit Agreement;

          (f) an opinion of Salans Hertzfeld & Heilbronn in substantially the form delivered in connection with the initial closing of the Credit Agreement;

          (g) a certificate of an authorized officer of the Borrowers as to the satisfaction of the conditions set forth in Section 3 of this Amendment; and

          (h) such other documents as the Agent or any Bank may reasonably request.

     Section 5. Reaffirmation of Loan Documents. From and after the date hereof, each reference that appears in any other Loan Document to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement, including, without limitation, the obligations of each Borrower under Article IX thereof, is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.

     Section 6. Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

     Section 7. Governing Law; Entire Agreement. This Amendment shall be deemed a contract made under and governed by the laws of the State of Illinois, without giving effect to conflicts of laws principles. This agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

     Section 8.  Loan Document.  This Amendment is a Loan Document.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      APPLIED POWER INC.


                                      By:  /s/ Douglas R. Dorszynski
                                           ----------------------------
                                      Title:  Vice President
                                            ---------------------------



                                      APPLIED POWER EUROPE S.A.


                                      By:  /s/ Douglas R. Dorszynski
                                           ----------------------------
                                      Title:  Authorized Agent
                                            ---------------------------



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                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as Agent


                                   By:  /s/ M. H. Claggett
                                       -----------------------------
                                   Title:  Vice President
                                          --------------------------



                                   BANK OF AMERICA ILLINOIS


                                   By:  /s/ M. H. Claggett
                                       -----------------------------
                                   Title:  Vice President
                                          --------------------------

                                      HARRIS TRUST AND SAVINGS BANK


                                      By:  /s/ Andrew K. Peterson
                                         -------------------------------
                                      Title:  Vice President
                                            ----------------------------




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                                       PNC BANK, NATIONAL ASSOCIATION


                                       By:  /s/ Richard T. Jander
                                          -----------------------------
                                       Title:  Assistant Vice President
                                             --------------------------


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                                           SOCIETE GENERALE


                                           By:  /s/ Susan Hummel
                                              -----------------------------
                                           Title:  Assistant Vice President
                                                 --------------------------


                                           By:  /s/ Joseph A. Philbin
                                              -----------------------------
                                           Title: Vice President
                                                 --------------------------





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                                          ABN AMRO BANK N.V.


                                          By:  /s/ Thomas M. Toerpe
                                             --------------------------
                                          Title:  Vice President
                                                 ----------------------

                                          By:  /s/ Christine E. Holmes
                                             --------------------------
                                          Title:  Vice President
                                                 ----------------------



                                      -9-
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                                  THE FIRST NATIONAL BANK OF BOSTON


                                  By:  /s/ Lisa L. Marshall
                                     -------------------------------
                                  Title:  Managing Director
                                        ----------------------------



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                                      BANK ONE, MILWAUKEE, N.A.


                                      By:  /s/ Ronald J. Carey
                                         -----------------------------
                                      Title:  Vice President
                                            --------------------------




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                                     THE SANWA BANK, LIMITED,
                                     CHICAGO BRANCH


                                     By:  /s/ Gordon R. Holtby
                                        -------------------------------
                                     Title:  Vice President and Manager
                                           ----------------------------



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